Exhibit 10.10

Addendum #1 to the Settlement Agreement
Between ActiveCare, Inc. and Advance Technology Investors
Dated May 20, 2015

On this day of February 16, 2016, this Addendum#1 associated with the Promissory Note dated May 20, 2015 by and between ActiveCare, Inc. (Borrower) and Advance Technology Investors (Lender) is agreed to be altered in the following to points:

1)	Lender agrees to subordinate said debt to PFG;

2)
Lender will be able to convert such loan at $0.06 per common share.  Borrower will provide 10 business days' notice to Lender of intent to pay loan.  During such time, Lender shall have the right to convert said loan at the conversion price of $0.06.  Notification shall be sent to steven.weidman@mlp.com and Lender will respond affirmatively receiving notice.  Should no notice be received with 2 business days, Borrower shall send via certified mail such notice to 154 Rock Hill Road, Spring Valley, NY  10977.

Further, all covenants, collateral, provision, definitions, and in summary, all items contained within the agreements are unchanged and are in full force and effect with the exception of Paragraphs 1, and 2 provided above in Addendum #1.

Borrower:                                                                      ACTIVECARE, INC.
A Delaware Corporation

By _______________________________
     James Dalton, CEO

The Lender:                                                                      Advance Technology Investors

By    _______________________________

ITS   _______________________________